[CONFORMED COPY]

                        AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT dated as of March 31, 1996 (this "Amendment") to the Three-Year Credit Agreement dated as of June 1, 1994, as heretofore amended (the "Agreement") among THE PERKIN-ELMER
CORPORATION (the "Borrower"), the BANKS party thereto (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

               W I T N E S S E T H :

WHEREAS, the undersigned parties desire to amend the definition of "Consolidated EBIT" in Section 1.01 of the Agreement to eliminate the effect of any separately identified non-recurring non-cash gains or losses;

NOW, THEREFORE, the undersigned parties agree as follows:

SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

SECTION  2.    Definition  of  Consolidated  EBIT.    The
definition of "Consolidated EBIT" in Section 1.01 of the Agreement is amended to read as follows:

"Consolidated EBIT" means, for any period, the sum (without duplication) of (i) net operating income for such period plus (ii) interest income for such period plus (iii) to the extent deducted in determining such net operating income, any non-recurring non-cash losses separately identified on the Borrower's consolidated statement of operations minus (iv) to the extent included in determining such net operating income, any non-recurring non-cash gains separately identified on the
Borrower's   consolidated   statement   of   operations,   all
determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries.

SECTION 3.   Governing Law.   This Amendment  shall  be
governed by and construed in accordance with the laws of the State of New York.

SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and all


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the Banks (or,  in the  case  of any such party as to which  an executed counterpart shall not have been received, the Agent shall have received facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    THE PERKIN-ELMER CORPORATION


                                    By /s/ Steven 0. Jaeger
                                    Title: Vice President, Chief
                                    Financial Officer


                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK


                                    By /s/ Penelope J.B. Cox
                                    Title: Vice President


                                    CITIBANK, N.A.


                                    By /s/ James Walsh
                                    Title: Attorney-in-fact


                                    CREDIT SUISSE


                                    By /s/ Lynn Allegaert
                                    Title: Member of Senior Management


                                    By /s/ Robert B. Potter
                                    Title: Member of Senior Management


                                    BANQUE NATIONAL DE PARIS


                                    By /s/ Richard L. Sted
                                    Title: Senior Vice President


                                    By /s/ Sophie Revillard Kaufman
                                    Title: Vice President


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                                    CHEMICAL BANK


                                    By /s/ Ann B. Kerns
                                    Title: Vice President


                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                    By /s/ John V. Veltri
                                    Title: Senior Vice President


                                    WACHOVIA BANK OF GEORGIA, N.A.


                                    By /s/ M. Euqene Wood, III
                                    Title: Vice President




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